UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 2, 2018

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Registered Offering and Concurrent Private Placement

On January 2, 2018, Real Goods Solar, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with one institutional and accredited investor (the “Investor”). Pursuant to the terms of the Purchase Agreement, the Company will sell to the Investor (i) 800,000 shares of the Company’s Class A common stock, par value $0.0001 (“Common Stock”), (ii) a prepaid Series P Warrant to purchase 800,000 shares of Common Stock (the “Series P Warrant Shares”), and (iii) a Series O Warrant to purchase 1,600,000 shares of Common Stock (the “Series O Warrant Shares”). The Investor will pay $1.15 per share of Common Stock and $1.14 per share of Common Stock underlying the Series P Warrant at closing, for aggregate gross proceeds of approximately $1.8 million. The closing of the offering is expected to occur on or about January 4, 2018, subject to the satisfaction of certain customary closing conditions set forth in the Purchase Agreement. The Company expects to receive net proceeds of approximately $1.5 million at the closing, after deducting commissions to the placement agent and estimated offering expenses associated with the offering payable by the Company.

The shares of Common Stock, the Series P Warrant and the Series P Warrant Shares were and will be offered and sold pursuant to an effective registration statement on Form S-3 (File No. 333-215985). The Company offered and sold the Series O Warrant, and will offer and sell the Series O Warrant Shares, to the Investors in a concurrent private placement.

The Investor has participated in the Company’s past securities offerings and the Company believes that the Investor is a beneficial owner of more than 5% of the Common Stock based on a review of the Investor’s filed Schedules 13G.

Terms of the Series O Warrant

The Series O Warrant will be exercisable at any time starting six months after issuance (the “Initial Exercise Date”), and will remain exercisable until the fifth anniversary of the Initial Exercise Date. The initial exercise price of the Series O Warrant is $1.47 per share, subject to adjustments for stock splits and similar events.

Subject to applicable laws, the Series O Warrant may be offered for sale, sold, transferred or assigned without the Company’s consent. The Series O Warrant and the Series O Warrant Shares constitute unregistered, “restricted securities” under applicable securities laws and a holder may only sell such securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the Series O Warrant or the Series O Warrant Shares, an exemption under Rule 144 promulgated under the Securities Act or another applicable exemption under the Securities Act.

If the resale of the Series O Warrant Shares is not registered on an effective registration statement, the holder of the Series O Warrant may elect to exercise the Series O Warrant through a cashless exercise. Upon a cashless exercise, a holder will receive the “net number” of shares of Common Stock determined according to the formula set forth in the Series O Warrant and the Company will not receive the cash exercise price.

A holder may not exercise the Series O Warrant and the Company may not issue shares of Common Stock under the Series O Warrant if, after giving effect to the exercise or issuance, each holder together with its affiliates would beneficially own in excess of 9.95% of the outstanding shares of the Common Stock. At a holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to the Company.

The holder of the Series O Warrant is entitled to acquire options, convertible securities or rights to purchase the Company’s securities or property granted, issued or sold pro rata to the holders of its Common Stock on an “as if exercised for Common Stock” basis. The holder of the Series O Warrant is entitled to receive any dividend or other distribution of the Company’s assets (or rights to acquire its assets), at any time after the issuance of the Series O Warrant, on an “as if exercised for Common Stock” basis. The Series O Warrant prohibits the Company from entering into transactions constituting a “fundamental transaction” (as defined in the Series O Warrant) unless the successor entity assumes all of the Company’s obligations under the Series O Warrant and the other transaction documents in a written agreement approved by the “required holders” of the Series O Warrant. The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all of the Company’s assets, certain tender offers and other transactions that result in a change of control.

Terms of the Series P Warrant

The terms of the Series P Warrant are substantially the same as the Series O Warrant except (i) the Series P Warrant is immediately exercisable at issuance and expires 5 years after issuance, (ii) the exercise price of the Series P Warrant is $1.15 per share, of which $1.14 per share will be paid at the closing with $0.01 per share payable upon exercise of the Series P Warrant, and (iii) the Series P Warrant and the Series P Warrant Shares are registered on an effective registration statement on Form S-3 (File No. 333-215985).

Additional Terms of the Purchase Agreement

The terms of the Purchase Agreement limit the Company’s ability to issue securities in the future:

•	From the date of the Purchase Agreement until 20 “trading days” (as defined in the Purchase Agreement) after the closing of the offering, the Company may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock, or any security which would entitle the holder to acquire at any time shares of Common Stock.

•	From the date of the Purchase Agreement until 12 months after the closing of this offering, the Company may not effect or enter into an agreement to effect any issuance of shares of Common Stock or any security which would entitle the holder to acquire at any time shares of Common Stock involving a “variable rate transaction” (as defined in the Purchase Agreement). The term “variable rate transaction” generally means a transaction in which the Company (a) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (i) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the Common Stock, or (b) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.

The Purchase Agreement also provides that, for a period of 12 months after the execution of the Purchase Agreement, the Investor has the right to participate in any future “subsequent financing” (as defined in the Purchase Agreement) for cash consideration in an amount equal to up to 45% of such subsequent financing, on the same terms, conditions and price provided for in such subsequent financing.

However, the limitations on securities issuances and participation right described above do not apply to “exempt issuances” (as defined in the Purchase Agreement) (with respect to the limitation on securities issuances, so long as such exempt issuance is not a “variable rate transaction”). The term “exempt issuance” generally means the issuance of: (a) shares of Common Stock or options to the Company’s employees, officers or directors pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of our board of directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company; (b) the warrant the Company expect to issue to the Placement Agent (as defined below) in connection with this offering; (c) securities upon the exercise, exchange or conversion of the securities sold in this offering, the warrant the Company expect to issue to the Placement Agent in connection with this offering and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Purchase Agreement, subject to certain limitations; (d) up to 250,000 shares of Common Stock issued pursuant to an exemption from registration to the lender, or any successor thereto, who is a party to any revolving or other credit facility that is outstanding prior to the date of the Purchase Agreement or to which the Company becomes a party thereafter; (e) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the Company’s disinterested directors, subject to certain limitations; (f) securities issued in a transaction in which the Company is not issuing securities primarily for the purpose of raising capital from retail investors or one or more entities whose primary business is investing in securities, subject to certain limitations; or (g) securities issued in connection with the settlement of any dispute or disagreement with, or litigation claim against, the Company, subject to certain limitations.

The Purchase Agreement also contains customary representations, warranties, covenants, including indemnifications, and closing conditions.

Placement Agent

WestPark Capital, Inc. acted as the exclusive placement agent for the offering (the “Placement Agent”) pursuant to the terms of an engagement agreement dated December 13, 2017 (the “Placement Agency Agreement”). The Company’s engagement of the Placement Agent expires upon the earlier of (i) the date on which the party receives written notice from the other party of termination of this engagement or (ii) the date immediately following the closing of the offering. In connection with the closing of the offering, the Company expects to pay the Placement Agent a cash fee equal to approximately $128,240, an amount equal to 7% of the gross proceeds received by the Company from the sale of the Common Stock and Series P Warrant Shares. The Company has agreed to reimburse the Placement Agent’s reasonable and documented out-of-pocket expenses up to a maximum of $5,000 and reasonable and documented out-of-pocket legal expenses up to a maximum of $75,000.

In addition to the cash fees set forth above, the Placement Agent has a right to purchase for the sum of $100 a warrant (the “Placement Agent Warrant”) to purchase up to an aggregate of 8% of the aggregate number of shares of Common Stock sold in this offering and issuable upon exercise of the Series P Warrant. The Placement Agent Warrant will have substantially the same terms as the Series O Warrant other than that (a) it will expire five years after the effective date of the offering; (b) it will be exercisable through a cashless exercise regardless of whether the shares of Common Stock issuable upon exercise of the Placement Agent Warrant are covered by a registration statement under the Securities Act; and (c) pursuant to FINRA Rule 5110(g), the Placement Agent Warrant, and the underlying securities, will not be transferable for 6 months from the date of issuance, except the transfer of any security: (i) by operation of law or by reason of reorganization of the Company; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of securities of the Company held by the holder of the Placement Agent Warrant or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

The descriptions of each of the Purchase Agreement, the Series O Warrant, the Series P Warrant and the Placement Agency Agreement are qualified in their entirety by reference to the forms attached hereto as Exhibits 10.1, 4.1, 4.2, and 1.1, respectively.

Disclaimers of Representations and Warranties

The representations and warranties of the Company and its subsidiaries contained in the Purchase Agreement have been made solely for the benefit of the parties thereto and beneficiaries thereof. In addition, such representations and warranties (a) have been made only for purposes of such documents, (b) in some cases, have been qualified by documents filed with, or furnished to, the Securities and Exchange Commission by the Company before the date of the Purchase Agreement, (c) are subject to materiality qualifications contained therein which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Purchase Agreement, or such other date as is specified in such documents, and (e) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts.

Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of such documents, and not to provide investors with any other factual information regarding the Company or its subsidiaries or their respective business. You should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and its subsidiaries that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements, registration statements and other documents that the Company files with the Securities and Exchange Commission.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “believe,” “will,” “should,” “would,” “anticipate,” “project” or comparable terminology or by discussions of strategy. While the Company believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, the Company’s ability to close the offering described herein; whether holders of the warrants described herein will exercise them for cash; the Company’s actual cash and working capital as of December 31, 2017 and June 30, 2018; the Company’s actual legal and other expenses during 2018; the Company’s ability to successfully reach an agreement to terminate the ongoing proxy contest related to, and achieve a quorum at, the Company’s 2017 annual meeting of shareholders; whether the Company’s shareholders will approve the proposals at the Company’s 2017 annual meeting of shareholders; the Company’s ability to successfully implement its revenue growth strategy, achieve its target level of sales, generate cash flow from operations, achieve break-even and better results for its solar division, expand its sales and installation teams and marketing and decrease its customer acquisition cost;  the Company’s ability to obtain requisite certification of POWERHOUSE™ 3.0 and successfully and timely commercialize POWERHOUSE™ 3.0; future cancellations and backlog; the Company’s ability to complete installations on a timely basis; seasonality of customer demand and adverse weather conditions inhibiting the Company’s ability to install solar energy systems; the Company’s ability to comply with applicable Nasdaq continued listing requirements; the Company’s current capital resources being sufficient to implement its revenue growth strategy and the commercialization of POWERHOUSE™ 3.0 and the Company’s ability to raise additional capital in the future for these purposes; and other risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

Item 2.02 Results of Operations and Financial Condition.

The disclosure regarding updated cash projection set forth in Item 7.01 below is incorporated by reference in response to this Item 2.02.

The preliminary cash projections and financial data discussed in Item 2.02 and Item 7.01 consists of estimates derived from the Company’s internal books and records and has been prepared by, and are the responsibility of, the Company’s management. The preliminary financial data are subject to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the fourth  quarter ended December 31, 2017 are finalized. Therefore, actual results may differ materially from these preliminary cash projections and financial data and all of these preliminary cash projections and financial data are subject to change.

The information in this Item 2.02 is being furnished by the Company pursuant to Item 2.02 “Results of Operations and Financial Condition.” In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure regarding the Series O Warrant, the Series O Warrant Shares and the Placement Agent Warrant set forth under Item 1.01 above is incorporated by reference in response to this Item 3.02.

The Series O Warrant, the Series O Warrant Shares, the Placement Agent Warrant and the shares of Common Stock issuable upon exercise of the Placement Agent Warrant (the “Placement Agent Warrant Shares”) are not being registered under the Securities Act and are instead being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) promulgated under the Securities Act, or in the event of an issuance of Series O Warrant Shares and Placement Agent Warrant Shares on a cashless basis, pursuant to the exemption provided in Section 3(a)(9) of the Securities Act.

Each of the Investor and the Placement Agent is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Each of the Investor and the Placement Agent, either alone or together with its representatives, has enough knowledge and experience to be considered a sophisticated investor and has access to the type of information normally provided in a prospectus for a registered securities offering, and has agreed not to resell or distribute the Series O Warrant, the Series O Warrant Shares, the Placement Agent Warrant or the Placement Agent Warrant Shares, as applicable, to the public except pursuant to sales registered or exempt from negotiation under the Securities Act. The Company will place a legend on any certificate or document representing the Series O Warrant, the Series O Warrant Shares, the Placement Agent Warrant or the Placement Agent Warrant Shares, as applicable, stating that the issuance of such securities have not been registered under the Securities Act, and that such securities cannot be sold or otherwise transferred without registration or an exemption therefrom.

Item 7.01. Regulation FD Disclosure.

On January 2, 2018, the Company issued a press release announcing the offering described in Item 1.01 above, a copy of which is attached as Exhibit 99.1 and is incorporated by reference in response to this Item 7.01.

The prospectus supplement dated January 2, 2018 (the “Prospectus Supplement”), which is part of an effective registration statement on Form S-3 (Registration No. 333-215985), filed in connection with the offering described under Item 1.01 contained the following disclosures:

Updated Cash Projection

We project reporting cash and working capital, exclusive of the proceeds of this offering, of approximately $1 million and $4 million, respectively, as of December 31, 2017. Working capital includes inventory we have purchased that we expect to use to generate cash as our backlog is installed. We anticipate incurring a lesser amount of expense for legal matters during 2018, and we expect an increased cash flow from conversion of our backlog to revenue. Our current projection remains to achieve break-even operating results, exclusive of our POWERHOUSE™ segment, by June 30, 2018 at which time we project cash and working capital of approximately $1.5 million and $3 million, respectively, apart from our POWERHOUSE™ activities.

Update Regarding our 2017 Annual Meeting

As previously disclosed, on July 24, 2017, a group of our shareholders (or beneficial owners) filed a definitive proxy statement with the SEC relating to the solicitation of proxies and seeking, among other things, to withhold all votes for director candidates nominated for election to our board of directors at our 2017 annual meeting of shareholders.

We have reached an agreement in principle with this group pursuant to which they would agree, among other things, to (i) immediately terminate, and cease any and all solicitation and other efforts with respect to, the solicitation of proxies in opposition to our proposals for the 2017 annual meeting of shareholders, (ii) withdraw (and not resubmit) their proxy statement in opposition to our proposals for the 2017 annual meeting of shareholders, and (iii) promptly notify the SEC’s staff in writing that they are terminating the solicitation of proxies in opposition to our proposals for the 2017 annual meeting of shareholders.

If implemented, we would enter into an agreement with this group containing customary provisions for such agreements, including, without limitation, (i) an obligation for the group to attend and vote the shares of Common Stock they beneficially owned at our shareholders meetings for a specified time, and (ii) standstill provisions with respect to actions with regard to our company and our Common Stock during a “standstill period.”

We have agreed in principle to issue and deliver an aggregate of 600,000 unregistered and restricted shares of our Common Stock to this group as reimbursement for expenses incurred in connection with our 2017 annual meeting of shareholders and the negotiation, execution and effectuation of the described agreement.

We have not yet entered into an agreement with this group and there can be no assurance that we will be successful in doing so.

We convened and subsequently adjourned the 2017 annual meeting of shareholders on each of August 23, 2017, October 5, 2017 and December 14, 2017 due to a quorum not being present. We adjourned the 2017 annual meeting of shareholders until January 18, 2018. Nasdaq Listing Rule 5620(a) requires us to hold our 2017 annual meeting of shareholders no later than December 31, 2017. As a result, we are in violation of Nasdaq Listing Rule 5620(a) as of January 1, 2018.

The information under this Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished by the Company pursuant to Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information contained under this Item 7.01 and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01. Other Events.

The Company is including in this Item 8.01 certain risk factors set forth in the Prospectus Supplement for purposes of incorporating such risk factors by reference into certain of the Company’s outstanding registration statements.

We need to increase our sales, installations and revenue in order to achieve our goal of initially operating at break-even, and profitability thereafter.

Our current levels of sales, installations and revenue are insufficient for profitable operations. We have developed plans to increase our revenue, that we began executing in 2017 and we intend to further implement during 2018. Our plans include, among other tactics, increasing the size of our sales organization to pursue sales of solar systems to residential homeowners and commercial customers. Generally, commercial solar systems are larger size systems than residential homeowner systems, generating more revenue per sale and, accordingly, we recently increased our focus on developing a pipeline of commercial opportunities with businesses, non-profit and government organizations. We are also the exclusive licensee of POWERHOUSE™, an in-roof solar shingle that we expect to generate future revenue from after first obtaining UL approval for the latest generation of the product; we currently anticipate receiving UL approval during the second quarter of 2018. If we are unsuccessful in executing these plans, we will be unable to increase sales, installations and resulting revenue and will not achieve our goal of operating at break-even, and profitability thereafter.

Our sales and revenue are impacted by actions of local utilities and many other factors that can prevent us from completing installations and recording revenue.

During the fourth quarter of 2017, changes in state and utility sponsored renewable programs in the states of Rhode Island and Hawaii resulted in (i) cancellations by customers, which will reduce our net sales for the fourth quarter and (ii) deferrals of required permitting, which impacts the periods during which we recognizes revenue from solar systems installation. Circumstances of this nature may also arise in subsequent quarters.

Other factors that may prevent us from completing installations in the time frame we anticipate include:

•	shortages of materials;

•	shortages of skilled labor;

•	unforeseen installation scheduling, engineering, excavation, environmental or geological problems;

•	job site issues that were not apparent during site inspection;

•	natural disasters, hurricanes, weather interference, fires, earthquakes or other casualty losses or delays;

•	delays in obtaining or inability to obtain or maintain necessary licenses or permits;

•	changes to plans or specifications;

•	performance by and disputes with subcontractors; and

•	unanticipated cost increases in materials, labor or other elements of our projects beyond budgets and allowances for contingencies.

We need to continue to grow our backlog or we will be unable to increase revenue.

Our backlog and sales headcount each increased during 2017. To grow our backlog, we have hired and trained new salespersons, and bid upon new customer sales which were ultimately awarded. However, we are at risk for subsequent customer cancelations of these contracts. While we continue to implement our revenue growth strategy, and until we build a larger backlog, our net sales and installation revenue will fluctuate by quarter. If we are unsuccessful in building a larger backlog, we will be unable to increase revenue and we will not achieve our goal of operating at break-even and achieving profitability thereafter.

Our sales and installations are subject to seasonality of customer demand and weather conditions which are outside of our control.

Our sales are subject to the seasonality of when customers buy solar energy systems. We experience spikes in orders during the spring and summer months which, due to lead time, result in installations and revenue increasing during the summer and fall. Tax incentives can generate additional backlog prior to the end of the year, depending upon the incentives available and whether customers are looking to take advantage of such incentives before the end of the year.

Our ability to construct solar energy systems outdoors may be impacted by inclement weather, which can be most prominent in our geographic installation regions during the first and fourth quarters of the year. As a result of these factors, our first quarter is generally our slowest quarter of the year. If unexpected natural events occur and we are unable to manage our cash flow through these seasonal factors, there could be a negative impact on our financial position, liquidity, results of operations and cash flow.

We have not in the past operated with positive cash from operations and our cash outflow recently has increased due to material expenses we have incurred related to disputes and legal matters.

We plan to incur cash outflows from operations until we are successful growing our sales, backlog and revenue for break-even results. We are also incurring material cash-paid expenses for legal fees and consultants related to certain lawsuits, disputes, and proxy solicitation matters. If we are not successful with our plans to grow revenue, our projected cash and working capital, exclusive of our POWERHOUSE™ segment, will be less which would have a material adverse impact on our operations.

We must meet The Nasdaq Capital Market continued listing requirements or we risk delisting, which may decrease the per share price of our Class A common stock and make it harder for our shareholders to trade our stock.

Our Class A common stock is currently listed for trading on The Nasdaq Capital Market. We must continue to satisfy Nasdaq’s continued listing requirements or risk delisting of our securities. These requirements include our common stock trading above $1.00 per share, having stockholders’ equity in excess of $2.5 million and holding an annual shareholders’ meeting.

Despite continued efforts by us to achieve a quorum of shareholders to hold a shareholders’ meeting, we have not yet been able to hold a meeting for 2017. We have adjourned the 2017 annual meeting of shareholders until January 18, 2018. Nasdaq Listing Rule 5620(a) requires us to hold our 2017 annual meeting of shareholders no later than December 31, 2017. As a result, we are in violation of Nasdaq Listing Rule 5620(a) as of January 1, 2018.

Further, failure to obtain a quorum at our shareholders’ meeting would result in our not being able to obtain shareholder approval of matters we are required to submit to our shareholders for approval, such as amendments to our equity incentive plan, which could have a negative impact on our operations. Uncertainty about our ability to obtain shareholder approval when required could negatively impact the market price and volatility of our common stock.

We are subject to, through January 15, 2018, a committee of Nasdaq reviewing the adequacy of our stockholders’ equity.

If our Class A common stock is delisted from the Nasdaq Capital Market, it may trade on the over-the-counter market, which may be a less liquid market. In such case, our shareholders’ ability to trade, or obtain quotations of the market value of, shares of our Class A common stock would be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask prices for our securities.

In addition to the foregoing, if our Class A common stock is delisted from Nasdaq and it trades on the over-the-counter market, the application of the “penny stock” rules could adversely affect the market price of our Class A common stock and increase the transaction costs to sell those shares. The Securities and Exchange Commission has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The last reported trade of our Company Stock on The Nasdaq Capital Market was at a price below $5.00 per share. If our Class A common stock is delisted from Nasdaq and it trades on the over-the-counter market at a price of less than $5.00 per share, our Class A common stock would be considered a penny stock. The Securities and Exchange Commission’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our Class A common stock and may affect the ability of investors to sell their shares, until our Class A common stock no longer is considered a penny stock.

We will require additional capital in excess of this offering to commercialize the POWERHOUSE™ product.

To commercialize the POWERHOUSE™ in-roof solar shingle, we will require additional financing that we plan to meet from available cash on hand, the proceeds from this offering, a possible asset based lending facility we will endeavor to arrange in the future, possible future conversions of common stock warrants outstanding, and a future offering of our equity securities. The amount of financing needed to commercialize POWERHOUSE™ will be affected by the timing of our receiving anticipated UL approval, the degree of customer acceptance for the product and associated investment in working capital for sales to customers, the timing and amount of which cannot presently be determined with certainty. However, if we achieve our anticipated timing for UL certification and our anticipated-customer receptivity and associated sales, we will require funding in excess of this offering for the manufacturing and sales of POWERHOUSE™ and we expect to undertake another equity offering or a transaction involving the future conversions of outstanding common stock warrants, or a combination of the two, during the first or second quarter of 2018 to raise additional capital. Additional capital realized from any future conversions of common stock warrants outstanding or any future offering of our equity securities will be dilutive.

Item 9.01 . Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Engagement Agreement, dated December 13, 2017, among Real Goods Solar, Inc. and WestPark Capital, Inc.
4.1	Form of Series O Warrant
4.2	Form of Series P Warrant
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP
10.1	Form of Securities Purchase Agreement, dated January 2, 2018, between Real Goods Solar, Inc. and the purchaser party thereto
23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1 above)
99.1	Press Release dated January 2, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine Chief Financial Officer

Date: January 2, 2018